REVOCABLE PROXY

KEYSOURCE FINANCIAL, INC.

280 South Mangum Street, Suite 140

Durham, North Carolina 27701

(919) 383-4200

APPOINTMENT OF PROXY

SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints George A. Horton, III; James P. Murphy; and John S. Ramsey, Jr. (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of KeySource Financial, Inc. (the “Company”), held of record by the undersigned on [         ], 2012, at the annual meeting of shareholders of the Company to be held at KeySource Commercial Bank, 280 South Mangum Street, Suite 140, Durham, North Carolina 27701, at 10:00 a.m. on September 12, 2012, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below:

1.	MERGER WITH BNC BANCORP: Proposal to approve the Agreement and Plan of Merger dated December 21, 2011 (the “Merger Agreement”), by and between BNC Bancorp (“BNC”) and the Company pursuant to which the Company will merge with and into BNC (the “Merger”), with BNC as the surviving entity, and the Merger contemplated by the Merger Agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	ELECTION OF DIRECTORS: Proposal to elect four directors of the Company for three-year terms.

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY
	(except as indicated otherwise below)		to vote for all nominees listed below

Nominees:

James A. Bick

Lucy G. Martindale

Jeffrey A. Monsein

Joseph R. Parker, Jr.

Instruction: To withhold authority to vote for one or more nominees, write that nominee’s name on the line below.

3.	RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM: Proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent certified public accounting firm for 2012.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	ADJOURNMENT: Proposal to adjourn the annual meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the Merger Agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	OTHER BUSINESS: On such other matters as may properly come before the annual meeting, the proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 2 AND “FOR” PROPOSALS 1, 3, AND 4. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY OF THE NOMINEES LISTED IN PROPOSAL 2 FOR ANY REASON HAVE BECOME UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE AS DIRECTORS, THE PROXIES HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE OR NOMINEES. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING THE INTENTION TO VOTE IN PERSON.

Date:	, 2012

(SEAL)
(Signature)

(SEAL)
(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

HOW TO VOTE

Read the proxy statement/prospectus before you vote by proxy. Then, to ensure that your shares are represented at the annual meeting, we ask that you appoint the Proxies to vote your shares for you, whether or not you plan to attend the meeting. You can do that in any of the following three ways:

VOTE BY INTERNET

You can go to the Internet website (http://www.____________.com). Have your proxy card in hand when you access the website and then follow the instructions you will be given. You need not sign and return a proxy card. The authority you will be giving the Proxies is described in the proxy card and in the proxy statement/prospectus for the annual meeting. You should note that you may vote by Internet only until 11:59 p.m. Eastern Time on September 11, 2012, which is the day before the annual meeting date.

VOTE BY PHONE – 1-800-_______

Use any touch-tone telephone to vote up until _____ p.m. the date before the meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope provided.